EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the consolidated financial statements, which appears in the Irwin Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2000.


                                        PricewaterhouseCoopers LLP

Cincinnati, Ohio
May 9, 2001